Exhibit 10.2

Execution Version

February 8, 2021

Holly Energy Partners – Operating, L.P.

2828 N. Harwood Street, Suite 1300

Dallas, Texas 75201

Attention: President

Email address: president-HEP@hollyenergy.com

Re: Master Throughput Agreement – Cheyenne Assets

Ladies and Gentlemen:

Reference is made to the Sixth Amended and Restated Master Throughput Agreement, dated as of October 1, 2019 (the “Master Throughput Agreement”), by and between HollyFrontier Refining & Marketing LLC (“HFRM”) and Holly Energy Partners – Operating, L.P. (“HEP Operating”, and with HFRM, the “Parties”, and each, a “Party”). Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings given such terms in the Master Throughput Agreement.

On May 29, 2020, the board of directors of HollyFrontier approved a plan to permanently cease petroleum refining operations at the Cheyenne Refinery, and public announcement of this decision was made on June 1, 2020. The decision was also shared with the board of directors of Holly Logistics Services, L.L.C. on May 29, 2020. HollyFrontier ceased petroleum refining operations at the Cheyenne Refinery in August 2020 and began conversion of certain units for renewable diesel production (the “Cheyenne Shutdown and Reconfiguration”). The Cheyenne Shutdown and Reconfiguration is expected to be completed in the first quarter of 2022.

This Letter Agreement is entered into by and between HFRM and HEP Operating to confirm certain rights and obligations as they relate to the Master Throughput Agreement and the Cheyenne Shutdown and Reconfiguration.

The Parties, each intending to be legally bound, hereby agree to the following:

1.

Master Throughput Agreement. The Parties acknowledge and agree that, effective as of January 1, 2021, the Master Throughput Agreement will be amended and restated in its entirety to, among other things, remove the Cheyenne Assets and all obligations of the Parties with respect to the Cheyenne Assets pursuant to the Master Throughput Agreement (the “Termination”). Following the Termination, HEP Operating agrees to (i) demolish and remove twelve (12) Tanks with shell capacity of 369,175 barrels at the Cheyenne Refinery as listed on Exhibit A (the “Demo Assets”) and (ii) drain, clean and thereafter idle or otherwise remove from service twenty-five (25) Tanks with shell capacity of 476,414 at the Cheyenne Refinery as listed on Exhibit B (the “Released Assets”).

2.

Termination Fee. In consideration for the Termination, HFRM agrees to pay to HEP Operating a one-time fee equal to $10,000,000 (the “Contract Termination Fee”). HFRM will pay the Contract Termination Fee to HEP Operating within ten (10) business days of the date hereof by wire transfer of immediately available funds. Notwithstanding the foregoing, HFRM acknowledges that HEP Operating plans to use a portion of the Contract Termination Fee to demolish the Demo Assets. HEP Operating may cause HFRM to redirect a portion of the Contract Termination Fee directly to a third party contracted to demolish the Demo Assets as part of the Cheyenne Shutdown and Reconfiguration; provided, that HEP Operating has the right to approve any contractor used for such purpose.

Execution Version

3.

Indemnification. The Parties acknowledge and agree that, effective as of January 1, 2021, the Omnibus Agreement will be amended and restated in its entirety to, among other things, (a) revise the expiration date for HFC’s Covered Environmental Liabilities (as defined in the Omnibus Agreement) for the “Cheyenne Assets” in the Omnibus Agreement to be the latter of (i) November 1, 2021 and (ii) the mechanical completion of the renewable diesel units at the Cheyenne Refinery, and (b) provide that HFC will indemnify HEP for any Environmental Claims (as defined in the Omnibus Agreement) arising from the demolition of the Demo Assets or cleaning of the Released Assets until March 1, 2022.

4.	Released Tanks. HEP Operating will remain responsible for any maintenance fees incurred for the Released Assets.

5.

Amendments and Waivers. No amendment or modification of this Letter Agreement shall be valid unless it is in writing and signed by the Parties. No waiver of any provision of this Letter Agreement shall be valid unless it is in writing and signed by the Party against whom the waiver is sought to be enforced.

6.

Choice of Law. This Letter Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

7.

Further Assurances. In connection with this Letter Agreement and all transactions contemplated by this Letter Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Letter Agreement and all such transactions.

8.

Counterparts. This Letter Agreement may be executed in any number of counterparts with the same effect as if each of the Parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Letter Agreement, to the extent signed and delivered by means of a facsimile machine or via e-mail in .pdf file format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Parties have executed this Letter Agreement as of the date first written above to be effective as of such date.

HEP OPERATING:

Holly Energy Partners - Operating, L.P.

By:	/s/ Richard L. Voliva III
Richard L. Voliva III
President

HFRM:

HollyFrontier Refining & Marketing LLC

By:	/s/ Thomas G. Creery
Thomas G. Creery
President

[Signature Page to Letter Agreement Re: Master Throughput Agreement – Cheyenne Assets]

Exhibit A

Demo Assets

TANK ID NUMBER	PREVIOUS SERVICE/PRODUCT	NOMINAL CAPACITY, BBLS
1-28	Bio Diesel	5,141
1-50	Coker Charge	67,704
1-55	Asphalt	54,499
1-56	Asphalt	61,688
1-58	Gas Oil	10,404
1-90	Asphalt	55,954
1-117	Coker Charge	69,942
1-29	Gas Oil	10,805
1-93	Asphalt	2,640
1-94	Asphalt	2,640
1-95	Asphalt	2,640
1-51	Slurry	25,118

Exhibit B

Released Assets

TANK ID NUMBER	PREVIOUS SERVICE/PRODUCT	NOMINAL CAPACITY, BBLS
1-14	ULSD	24,332
1-16	Ethanol	2,623
1-17	Unleaded gasoline	4,234
1-21	Light naphtha	10,075
1-27	Sour water	5,027
1-32	ULSD	10,805
1-33	Unleaded gasoline	10,342
1-53	Slurry	13,597
1-54	Slurry	25,118
2-17	LCO Coker Distillate	28,523
2-20	Gas Oil	10,824
2-21	VAC Bottoms	10,721
2-22	Coker Distillate	10,729
2-23	Gas Oil	10,824
2-34	Alkylate	23,234
2-35	Alkylate	24,190
2-60	Heavy Straight Run	9,846
2-61	Coker Naphtha	10,046
2-62	Coker Naphtha	9,970
2-63	Coker Naphtha	9,959
2-67	Coker Naphtha	10,067
2-105	Gas Oil	55,248
2-28	Gas Oil	80,572
2-70	LSR	32,608
2-71	Unleaded gasoline	32,900